UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

November 23, 2011
Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601` Windwood Drive, Huntington Beach, CA	92647
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(714) 373-1930

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23, 2011, Global NuTech, Inc., a Nevada corporation (the “Company”), filed with the Secretary of State of the State of Nevada a Certificate of Amendment, effective immediately, to its Certificate of Designation of its Series A Convertible Preferred Stock, thereby amending and restating such Certificate of Designation in its entirety. No shares of such series of preferred stock were outstanding at the time of the amendment. A copy of the Company’s Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock is attached hereto and incorporated herein as Exhibit 3.1.

On November 29, 2011, the Company filed Certificates of Withdrawal with respect to previously filed Certificates of Designation for its Series B Convertible Preferred Stock, par value $0.00001 per share (“Series B Stock”), and its Series C Convertible Preferred Stock, par value $0.00001 per share (“Series C Stock”). No shares of Series B or Series C Stock were outstanding at the time of withdrawal.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d) Exhibits.

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 3.1	Amended and Restated Certificate of Designation for the Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada, November 23, 2011.	Provided Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2011	GLOBAL NUTECH, INC.

	By:	/s/ Craig Crawford
	Name:	Craig Crawford
	Title:	Chief Financial Officer